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                                                              Exhibit (a)(1)(v)

                          OFFER TO PURCHASE FOR CASH

             Any and All of the Outstanding Shares of Common Stock

                                      of

                         Coinmach Laundry Corporation

                                      at

                             $14.25 Net Per Share

                                      by

                          CLC Acquisition Corporation


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                                      ON
                  JULY 3, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                   May 26, 2000

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated May 26, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by CLC Acquisition Corporation, a Delaware corporation ("Purchaser"), to purchase any and all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Coinmach Laundry Corporation, a Delaware corporation (the "Company"), at a price of $14.25 per Share, net to the seller in cash, without interest thereon (less any required withholding taxes), upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 12, 2000 (the "Merger Agreement"), between Purchaser and the Company. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $14.25 per Share, net to the seller in cash, without interest (less any required withholding taxes).

    2. The Offer is being made for all of the outstanding Shares, subject to the conditions set forth in the Offer to Purchase.

    3. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required taxpayer identification information is provided. See "Important Tax Information" of the Letter of Transmittal.

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    4. The Board of Directors of the Company (the "Board") by unanimous vote of all directors present at a meeting held on May 12, 2000, based on, among other things, the recommendation of a special committee of the Board comprised of two independent directors, (i) determined that the Merger is advisable and that the terms of the Offer and Merger (as defined in the Offer to Purchase) are fair to and in the best interests of the Company and its stockholders, (ii) approved the Offer and the Merger and adopted and approved the Merger Agreement and (iii) recommended that the Company's stockholders tender their shares pursuant to the Offer and, if approval is required by applicable law, approve the Merger and approve and adopt the Merger Agreement.

    5. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by First Union National Bank (the "Depositary") of
  (a) certificates for Shares pursuant to the procedures set forth under "THE TENDER OFFER--Procedures for Tendering Shares" of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations are actually received by the Depositary.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON July 3, 2000, UNLESS THE OFFER IS EXTENDED.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. An envelope to return your instruction to us is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      of

                         Coinmach Laundry Corporation

  The undersigned acknowledge(s) receipt of your letter and the enclosing Offer to Purchase, dated May 26, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by CLC Acquisition Corporation, a Delaware corporation to purchase all outstanding shares of Common Stock, $0.01 par value per share (the "Shares"), of Coinmach Laundry Corporation, a Delaware corporation.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

 Number of Shares to be Tendered*

 _____________________________________________________________________ Shares

 Dated _______________________________________________________________ , 2000



                                   SIGN HERE

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                                Signatures (s)

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                             Please print name (s)

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                                    Address

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                        Area Code and Telephone Number

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                 Tax Identification or Social Security Number

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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